UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2022

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On August 24, 2022, Evoke Pharma, Inc. (the “Company”) entered into the Fifth Amendment to Lease (the “Lease Extension”) with SB Corporate Centre III-IV, LLC (the “Landlord”), to amend the Office Lease Agreement, dated as of December 19, 2016, by and between the Landlord and the Company (the “Lease”), relating to office space located at 420 Stevens Avenue, Suite 370, Solana Beach, California 92075, which serves as the Company’s headquarters. The Lease Extension extends the term of the Lease from October 31, 2022 to October 31, 2023. The Lease Extension provides that the base monthly rent for the leased space will be $13,370.50 for the 12-month period beginning on November 1, 2022 and that the Company will be obligated to pay a specified percentage of certain expenses paid by the Landlord.

The foregoing description of the Lease Extension does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Extension, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending September 30, 2022.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: August 24, 2022	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary